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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
City National Corporation:

        We consent to the incorporation by reference in the registration statements (Nos. 333-01993, 333-87719, 333-61854, 333-88118, 333-151375, 333-139215, 333-161964, 333-170712, 333-173985 and 333-181955) on Form S-8, (No. 333-104395) on Form S-4 and (Nos. 333-156275 and 333-169259) on Form S-3ASR of City National Corporation of our reports dated February 28, 2013, with respect to the consolidated balance sheets of City National Corporation and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of City National Corporation.

KPMG LLP

Los Angeles, California
February 28, 2013

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM